PRICING SUPPLEMENT NO. 107                                     Rule 424(b)(3)
DATED: January 12, 1998                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes     Book Entry Notes
$25,000,000                    [x]                     [x]

Original Issue Date:           Fixed Rate Notes        Certificated Notes
January 14, 1998               [_]                     [_]

Maturity Date:
January 14, 2000

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                           Optional           Optional
                       Redemption          Repayment          Repayment
Redeemable On          Price(s)            Date(s)            Price(s)
-------------          ----------          ---------          ---------

N/A                    N/A                 N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[_]         Federal Funds Rate             Interest Reset Date(s): *

[_]         Treasury Rate                  Interest Reset Period: Monthly

[_]         LIBOR Reuters                  Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                     Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: 5.68594%

Index Maturity:  N/A

Spread (plus or minus): +0.10%
--------------------------------------

*        The 14th of each month.

**       The 14th of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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